                                                                    EXHIBIT 99.1










                        COMBINED FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                         OXFORD HOLDING CORPORATION AND
                      SUBSIDIARIES, OXFORD REALTY FINANCIAL
                  GROUP, INC. AND SUBSIDIARIES, ZIMCO ENTITIES
                       AND OXFORD EQUITIES CORPORATION III

                              DECEMBER 31, 1999 AND
                       AUGUST 31, 2000 AND AUGUST 31, 1999











                                     99.1-1

Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc.
      and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III

                                TABLE OF CONTENTS



                                                                                                               PAGE
INDEPENDENT AUDITORS' REPORT                                                                                   99.1-3


COMBINED FINANCIAL STATEMENTS


         COMBINED BALANCE SHEETS                                                                               99.1-4


         COMBINED STATEMENTS OF OPERATIONS                                                                     99.1-5


         COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS'
             AND PARTNERS' EQUITY (DEFICIT)                                                                    99.1-6


         COMBINED STATEMENTS OF CASH FLOWS                                                                     99.1-7


         NOTES TO COMBINED FINANCIAL STATEMENTS                                                                99.1-9





                                     99.1-2

                          INDEPENDENT AUDITORS' REPORT


To the Shareholders and Board of Directors of Oxford Holding Corporation and Subsidiaries,
    Oxford Realty Financial Group, Inc. and Subsidiaries, ZIMCO
    Entities and Oxford Equities Corporation III

         We have audited the accompanying combined balance sheet of Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III as of December 31, 1999, and the related combined statements of operations, changes in stockholders' and partners' equity (deficit) and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III as of December 31, 1999, and the result of their operations, changes in stockholders' and partners' equity (deficit) and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


                                         /s/ REZNICK FEDDER AND SILVERMAN


Bethesda, Maryland
November 10, 2000



                                     99.1-3

Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc.
      and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III

                             COMBINED BALANCE SHEETS

                                                                                 December 31,      August 31,
                                                                                    1999              2000
                                                                               --------------    --------------
                                                                                                  (Unaudited)
                                     ASSETS
Real estate, net of accumulated depreciation                                   $  223,890,954    $  219,768,924
Investments in unconsolidated subsidiaries                                             20,849            20,849
Notes receivable from unconsolidated real estate partnerships                      18,968,181        17,721,066
Notes receivable from and advances to unconsolidated subsidiaries                     176,372           162,632
Cash and cash equivalents                                                          20,593,341        23,115,939
Restricted cash                                                                     1,531,188         1,739,092
Mortgage escrow deposits                                                            2,594,992         3,835,347
Debt service reserves and replacement reserves                                      9,628,909        10,501,953
Deferred tax asset                                                                  6,765,000         5,189,000
Other assets                                                                       16,696,033        14,498,140
                                                                               --------------    --------------

Total assets                                                                   $  300,865,819    $  296,552,942
                                                                               ==============    ==============

          LIABILITIES AND STOCKHOLDERS' AND PARTNERS' EQUITY (DEFICIT)

Liabilities:
Secured notes payable                                                          $  380,136,449    $  378,873,955
Unsecured short-term financing                                                        373,461           373,461
Notes payable to affiliates                                                        74,036,961        74,100,823
                                                                               --------------    --------------
Total indebtedness                                                                454,546,871       453,348,239

Losses in excess on investments in unconsolidated real estate partnerships         38,418,111        37,594,861
Accounts payable, accrued and other liabilities                                    18,519,312        22,061,288
Accrued interest - notes payable to affiliates                                     51,216,057        60,147,931
Accrued interest - secured notes payable                                            3,182,214         2,046,822
Resident security deposits and deferred rental income                               1,214,641         1,318,985
                                                                               --------------    --------------
Total liabilities                                                                 567,097,206       576,518,126
                                                                               --------------    --------------

Commitments and contingencies                                                              --                --

Stockholders' and partners' equity (deficit):
Common stock                                                                              172               172
Additional paid in capital                                                         12,269,869        12,269,869
Notes receivable on common stock purchases                                            (80,358)          (80,358)
Accumulated deficit                                                              (278,421,070)     (292,154,867)
                                                                               --------------    --------------
Total stockholders' and partners' equity (deficit)                               (266,231,387)     (279,965,184)
                                                                               --------------    --------------

Total liabilities and stockholders' and partners' equity (deficit)             $  300,865,819    $  296,552,942
                                                                               ==============    ==============


                   See notes to combined financial statements


                                     99.1-4

Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc.
      and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III

                        COMBINED STATEMENTS OF OPERATIONS

                                                                                 Eight months    Eight months
                                                                 Year ended         ended           ended
                                                                December 31,      August 31,      August 31,
                                                                    1999            2000             1999
                                                               -------------    -------------    -------------
                                                                                 (Unaudited)       (Unaudited)
Rental property operations:
Rental and other property revenues                             $  76,087,095    $  52,667,384    $  49,826,356
Property and operating expenses                                  (39,932,183)     (25,777,134)     (23,453,854)
Property management fees                                          (3,536,502)      (2,422,873)      (2,309,177)
Depreciation                                                      (7,223,051)      (4,901,459)      (5,012,560)
                                                               -------------    -------------    -------------
Income from property operations                                   25,395,359       19,565,918       19,050,765
                                                               -------------    -------------    -------------

Service company business:
Management fees and other income                                   9,499,546        5,899,873        5,753,301
Management and other expenses                                    (13,106,796)      (9,581,023)      (6,339,713)
                                                               -------------    -------------    -------------
Loss from service company business                                (3,607,250)      (3,681,150)        (586,412)
                                                               -------------    -------------    -------------

General and administrative expenses                               (1,415,337)      (1,136,494)      (1,095,068)
Interest expense - secured notes payable                         (38,503,564)     (24,518,829)     (22,710,370)
Interest expense - notes payable to affiliates                    (1,997,095)      (1,386,123)      (1,030,809)
Interest income                                                      912,838          602,910          555,515
Equity in earnings (losses) of unconsolidated real estate
partnerships and subsidiaries                                       (295,372)         180,671         (241,862)
                                                               -------------    -------------    -------------
                                                                 (41,298,530)     (26,257,865)     (24,522,594)
                                                               -------------    -------------    -------------

Loss from operations                                             (19,510,421)     (10,373,097)      (6,058,241)

Gain on forgiveness of debt                                        1,378,187          312,546          248,650

Loss on disposition of properties                                   (599,660)        (844,773)              --
                                                               -------------    -------------    -------------

Loss before extraordinary item and
(provision) benefit for taxes                                    (18,731,894)     (10,905,324)      (5,809,591)

Extraordinary item                                                (7,883,150)              --               --
                                                               -------------    -------------    -------------

Loss before (provision) benefit for taxes                        (26,615,044)     (10,905,324)      (5,809,591)

(Provision) benefit for taxes                                        119,524       (1,575,681)          89,643
                                                               -------------    -------------    -------------

Net loss                                                       $ (26,495,520)   $ (12,481,005)   $  (5,719,948)
                                                               =============    =============    =============

                   See notes to combined financial statements


                                     99.1-5

Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc.
      and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III

 COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' AND PARTNERS' EQUITY (DEFICIT)

                                                                                 Notes
                                                                              receivable
                                              Common         Additional        on common         Accumulated
                                               stock       paid in capital   stock purchases        deficit            Total
                                           -------------   ---------------   ---------------    ---------------    -------------
Balance December 31, 1998 (unaudited)      $         172   $    12,269,869   $       (80,358)   $  (246,617,556)   $(234,427,873)

Net loss                                              --                --                --        (26,495,520)     (26,495,520)

Dividends and distributions                           --                --                --         (5,307,994)      (5,307,994)
                                           -------------   ---------------   ---------------    ---------------    -------------

Balance December 31, 1999                            172        12,269,869           (80,358)      (278,421,070)    (266,231,387)

Net loss                                              --                --                --        (12,481,005)     (12,481,005)

Dividends and distributions                           --                --                --         (1,252,792)      (1,252,792)
                                           -------------   ---------------   ---------------    ---------------    -------------

Balance August 31, 2000 (unaudited)        $         172   $    12,269,869   $       (80,358)   $  (292,154,867)   $(279,965,184)
                                           =============   ===============   ===============    ===============    =============


Balance December 31, 1998 (unaudited)      $         172   $    12,269,869   $       (80,358)   $  (246,617,556)   $(234,427,873)

Net loss                                              --                --                --         (5,719,948)      (5,719,948)

Dividends and distributions                           --                --                --         (4,222,071)      (4,222,071)
                                           -------------   ---------------   ---------------    ---------------    -------------

Balance August 31, 1999 (unaudited)        $         172   $    12,269,869   $       (80,358)   $  (256,559,575)   $(244,369,892)
                                           =============   ===============   ===============    ===============    =============


                   See notes to combined financial statements



                                     99.1-6

Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc.
      and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III

                        COMBINED STATEMENTS OF CASH FLOWS


                                                                                   Eight months        Eight months
                                                                  Year ended          ended               ended
                                                                 December 31,       August 31,          August 31,
                                                                     1999              2000                1999
                                                               ---------------    ---------------    ---------------
                                                                                    (Unaudited)        (Unaudited)
Cash flows from operating activities
Net loss                                                       $   (26,495,520)   $   (12,481,005)   $    (5,719,948)
                                                               ---------------    ---------------    ---------------
Adjustments to reconcile net loss to net cash provided
by (used in) operating activities
Extraordinary item                                                   7,883,150                 --                 --
Depreciation and amortization                                        7,856,105          5,134,347          5,318,071
Mortgage interest converted to demand note                             950,427                 --                 --
Changes in fair value of notes receivable                           (1,310,761)        (1,247,115)        (1,453,542)
Loss on disposition of properties                                      599,660            844,773                 --
Equity in losses of unconsolidated real estate
partnerships and subsidiaries                                          295,372           (180,671)           241,862
Gain on early extinguishment of debt                                (1,378,187)          (312,546)          (248,650)
Changes in operating assets and operating liabilities                7,055,280         12,815,588         10,542,238
                                                               ---------------    ---------------    ---------------

Total adjustments                                                   21,951,046         17,054,376         14,399,979
                                                               ---------------    ---------------    ---------------

Net cash provided by (used in) operating activities                 (4,544,474)         4,573,371          8,680,031
                                                               ---------------    ---------------    ---------------

Cash flows from investing activities
Purchases of real estate                                              (742,906)        (1,685,349)           (78,248)
Purchase of common stock, notes receivable, general
and limited partnership interests and other assets                        (928)                --               (928)
Proceeds from repayment of notes receivable                          2,116,419             13,740          2,118,306
Distributions received from investments in real estate
partnerships                                                         3,831,085          1,702,122          1,007,545
                                                               ---------------    ---------------    ---------------

Net cash provided by (used in) investing activities                  5,203,670             30,513          3,046,675
                                                               ---------------    ---------------    ---------------

                   See notes to combined financial statements



                                     99.1-7

Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial Group, Inc.
      and Subsidiaries, ZIMCO Entities and Oxford Equities Corporation III

                  COMBINED STATEMENTS OF CASH FLOWS - CONTINUED

                                                                                                 Eight months       Eight months
                                                                                Year ended          ended              ended
                                                                                December 31,      August 31,         August 31,
                                                                                   1999              2000              1999
                                                                               --------------    --------------    --------------
                                                                                                   (Unaudited)       (Unaudited)
Cash flows from financing activities
Proceeds from secured notes payable                                            $   26,990,000    $           --    $   20,090,000
Principal repayments on secured notes payable                                     (18,830,596)       (1,262,494)      (20,661,179)
Proceeds from notes payable to affiliates                                             100,000           531,887         1,087,179
Principal repayments on notes payable to affiliates                                  (596,858)          (42,498)         (596,858)
Payoff of unsecured short-term financing                                             (168,125)          (55,389)         (170,906)
Payment of loan costs                                                                (143,576)               --          (143,576)
Payment of distributions to members and partners                                   (5,009,466)       (1,252,792)       (4,222,071)
Dividend paid                                                                        (235,178)               --                --
                                                                               --------------    --------------    --------------

Net cash provided by (used in) financing activities                                 2,106,201        (2,081,286)       (4,617,411)
                                                                               --------------    --------------    --------------

Net increase in cash and cash equivalents                                           2,765,397         2,522,598         7,109,295

Cash and cash equivalents at beginning of year                                     17,827,944        20,593,341        17,827,944
                                                                               --------------    --------------    --------------

Cash and cash equivalents at end of year                                       $   20,593,341    $   23,115,939    $   24,937,239
                                                                               ==============    ==============    ==============

Supplemental disclosures of cash flow information:
Interest paid                                                                  $   25,789,350    $   17,732,624    $   17,192,900
                                                                               ==============    ==============    ==============

Taxes paid                                                                     $      190,392    $           --    $           --
                                                                               ==============    ==============    ==============

Non-cash financing activities:
Dividends declared but unpaid (included in accounts
payable, accrued and other liabilities)                                        $      298,528    $           --    $           --
                                                                               ==============    ==============    ==============

Conversion of prior and current years' contingent and deferred interest to demand notes:
Prior years' contingent interest                                               $    7,883,150
Current year's contingent interest                                                    950,427
Deferred interest                                                                   5,181,076
                                                                               --------------
                                                                               $   14,014,653
                                                                               ==============


                   See notes to combined financial statements



                                     99.1-8

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

     The combined financial statements include the accounts of Oxford Holding Corporation and Subsidiaries ("OHC"), Oxford Realty Financial Group, Inc. and Subsidiaries ("ORFG"), ZIMCO Entities and Oxford Equities Corporation III ("OEC III") (collectively, the "Oxford Group"). Combined financial statements have been presented as these entities have been under common control for all periods presented. All significant intercompany transactions and accounts have been eliminated.

     Oxford Holding Corporation and Subsidiaries

     OHC was created in connection with a restructuring of Oxford Corporation and its subsidiaries (collectively, "Oxford"), effective December 10, 1993 (the "Restructuring"). All significant intercompany transactions and accounts have been eliminated.

     OHC's principal lines of business include the following:

     INVESTMENT IN PROPERTIES: OHC holds all of the common stock of certain subsidiaries that serve as general partners ("GP Subsidiaries") of approximately 120 limited partnerships that own apartment and senior living communities in 17 states, with approximately 20,000 dwelling units ("Affiliated Partnerships"). In addition, OHC subsidiaries hold limited partner interests in these and other real estate partnerships. As general partners of the Affiliated Partnerships, these entities receive partnership cash distributions and an allocation of the taxable income (loss) generated by the Affiliated Partnerships in which they hold interests. Through its subsidiaries, OHC also owns a number of receivable interests, including working capital and operating deficit loans previously advanced to certain Affiliated Partnerships, and various subordinated and/or deferred fees payable by certain Affiliated Partnerships.


                                     99.1-9

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION (Continued)

     Oxford Holding Corporation and Subsidiaries (Continued)

     REAL ESTATE SERVICES: Through the effective date of the Restructuring, an Oxford affiliate provided property management services to the Affiliated Partnerships. In connection with the Restructuring, Oxford and certain affiliates sold Oxford's property management operation to affiliates of National Housing Partnership ("NHP"). Since the effective date of the Restructuring, NHP affiliates have been providing property management services to the Affiliated Partnerships. Through the effective date of the Restructuring, an Oxford affiliate provided asset management services to many of the Affiliated Partnerships. The transfer of all real estate-related services and personnel was completed by June 1994. Subsequent to June 1994, neither OHC nor any of its subsidiaries had any employees.

     Oxford Realty Financial Group, Inc. and Subsidiaries

     ORFG was formed under the Maryland General Corporation Law on March 24, 1993 to own interests in real property and to provide investment management services to owners and managers of real property. ORFG began operations on December 10, 1993.

     ORFG has acquired ownership interests in a series of limited liability companies ("LLCs"), limited partnerships and corporations. The purpose of these entities is to act as general or limited partners in current and future real estate partnerships sponsored by ORFG, and its affiliates. All significant intercompany transactions and accounts have been eliminated.

     ZIMCO Entities

     The ZIMCO entities consist of approximately 68 entities organized to hold interests in varying operating partnerships that own and operate rental real estate.

     Oxford Equities Corporation III

     OEC III was formed to invest in various operating partnerships that own and operate rental real estate.


                                     99.1-10

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Real Estate

     Land, buildings and furniture, fixtures and equipment relate to those Partnerships in which the Oxford Group has a majority interest and are carried at cost. All major renewals and betterments are capitalized. Maintenance, repairs and minor replacements are expensed as incurred.

     Depreciation of buildings is computed using the straight-line method, assuming varying useful lives ranging from 27.5 to 50 years. Furniture, fixtures and equipment are depreciated using an accelerated method, assuming estimated useful lives of three to ten years.

     Investments in Unconsolidated Real Estate Partnerships and Subsidiaries

     The Oxford Group accounts for its investment in unconsolidated real estate partnerships and subsidiaries using the equity method of accounting due to its lack of significant control over major decisions of the unconsolidated real estate partnerships and subsidiaries. Under the equity method, the initial investment is recorded at cost, increased or decreased by the Oxford Group's share of income or losses, and decreased by distributions and syndication costs. Since the Oxford Group holds a general partner interest in the Affiliated Partnerships and subsidiaries, the investment balance has been reduced below zero.

     Notes Receivable from Unconsolidated Real Estate Partnerships

     Notes receivable are recorded at their fair value using estimated discounted cash flows.

     Cash and Cash Equivalents

     The Oxford Group considers all highly liquid investments with initial maturities of 90 days or less when acquired to be cash equivalents.



                                     99.1-11

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Deferred Financing Costs

     Certain costs of obtaining the financing arrangements of the Affiliated Partnerships have been capitalized and are amortized to interest expense using the straight-line method, which approximates the effective interest method, over the appropriate term of the related debt. Deferred financing costs are included in other assets in the accompanying combined balance sheets.

     Revenue Recognition

     Management fees and other income are recognized when earned. Property owned by the Affiliated Partnerships is subject to numerous tenant leasing arrangements having initial terms of one year or less. Rental revenue is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Affiliated Partnerships and the tenants are operating leases. Interest income on notes receivable is recognized when earned.

     Income Taxes

     Income taxes are recognized differently for certain entities within the Oxford Group. The entities structured as partnerships, S corporations and Limited Liability Companies are not subject to income tax and, accordingly, no provision has been recorded for Federal or state income tax purposes. The partners and shareholders are individually responsible for reporting their share of taxable income on their income tax returns.

     The entities structured as corporations account for income taxes in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred taxes are provided on an asset and liability method whereby deferred tax assets and liabilities are recognized for temporary differences, operating losses and tax credit carryforwards. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.


                                     99.1-12

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Interim Financial Information (Unaudited)

     The unaudited combined balance sheet as of August 31, 2000 and the unaudited combined statements of operations, changes in stockholders' and partners' equity (deficit) and cash flows for the eight months ended August 31, 2000 and August 31, 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information. In the opinion of management, all adjustments of a normal recurring nature considered necessary for a fair presentation have been included. Operating results for the eight months ended August 31, 2000 are not necessarily indicative of future operating results.

     NOTE 3 - REAL ESTATE

     Land, buildings and furniture, fixtures and equipment represent the residential real estate owned by the 22 Affiliated Partnerships, located throughout the United States, and are collateral for the mortgages payable described in note 5.



                                     99.1-13

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 3 - REAL ESTATE (Continued)

     Land, buildings and furniture, fixtures and equipment consist of the following:

                                             December 31,       August 31,
                                                 1999               2000
                                           ---------------    ---------------
                                                                 (unaudited)
Land                                       $    41,660,910    $    41,660,910
Buildings                                      265,269,466        266,046,498
Furniture, fixtures and equipment               42,733,073         42,735,470
                                           ---------------    ---------------

                                               349,663,449        350,442,878
Accumulated depreciation                      (125,772,495)      (130,673,954)
                                           ---------------    ---------------
                                           $   223,890,954    $   219,768,924
                                           ===============    ===============

NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS

     The Oxford Group has ownership interests (generally one to five percent) in numerous partnerships (collectively, the "Partnerships," and individually, the "Partnership") which own multi-family apartment properties located throughout the United States. As of December 31, 1999, the Oxford Group also owns majority interests in 22 real estate partnerships (primarily multi-family housing developments) which are consolidated for financial reporting purposes (collectively, the "Affiliated Partnerships"). The Oxford Group is the general partner in the majority of the entities in which the Oxford Group holds partnership interests. However, the terms of the related partnership agreements specify that the limited partners are required to vote on major decisions regarding the disposal of real estate owned by the partnership. The limited partners also have the right to remove the general partner as manager of the partnership. Therefore, since the Oxford Group does not control some major operating decisions, investments in partnerships where the Oxford Group is the general partner and owns 50 percent or less are accounted for using the equity method. Accordingly, the Oxford Group reflects as income or expense its percentage ownership share in earnings or losses of each Partnership. Distributions received from the Partnerships are recorded as returns or reduction of investment. Contributions and loans are recorded as an increase in investment.



                                     99.1-14

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  The general partnership interests and the ownership percentages are as follows:

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
  Abington II-Oxford Associates LP                                                                        1.0100000%
  Abington-Oxford Associates LP                                                                           1.0100000%
 1Akron One Retirement - Oxford LP                                                                       91.6500000%
 2Allview - Oxford LP                                                                                    91.6500000%
 2Apollo - Oxford LP                                                                                     91.6500000%
  Bayhead Village Associates LP                                                                           0.0100000%
  Beach - Oxford Associates LP                                                                            0.0100000%
  Bent Tree - Oxford Associates LP                                                                        0.0010000%
  Bent Tree II - Oxford Associates LP                                                                     4.4649000%
  Bent Tree III - Oxford Associates LP                                                                   86.0000000%
  Bethel Columbus - Oxford Associates LP                                                                  4.0100000%
  Beville - Oxford Associates LP                                                                          0.5000000%
  Blue Ash - Oxford Associates LP                                                                         4.0100000%
 *Boynton Overlook - Oxford Associates                                                                    0.0900000%
 *Brandermill - Oxford Associates LP                                                                      0.0100000%
  Brandon - Oxford Associates LP                                                                          1.0000000%
  Briarcliffe - Oxford Associates LP                                                                      0.0100000%
  Burke - Oxford Associates                                                                               0.0100000%
  Burke II - Oxford Associates                                                                            0.0100000%
  Butternut Creek Associates LDHA                                                                         0.1000000%
  Cameron Oxford Associates                                                                               1.0000000%
  Cameron II - Oxford Associates LP                                                                       0.1019000%
  Carpenter - Oxford Associates LP                                                                        4.5100000%



                                     99.1-15

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------

  Carrollwood Lakeside North Partners, Ltd.                                                               1.0000000%
  Casselberry - Oxford Associates LP                                                                      0.0100000%
 *Chantilly Partners                                                                                      1.2500000%
  Charleston - Oxford Associates LP                                                                       1.0000000%
  Chesapeake - Oxford County Associates LP                                                                0.0100000%
 *Cheswick - Oxford Associates LP
  Cincinnati - Oxford Associates LP                                                                       4.4649000%
  Cloverlane III - Oxford Associates LP                                                                   1.0000000%
  Cloverlane IV - Oxford Associates LP                                                                    9.2000000%
 3Colonel I - Oxford LP                                                                                  91.6500000%
  Couch - Oxford Associates L.P.                                                                          4.5100000%
  Countrybrook - Oxford Associates                                                                        0.0100000%
  Dallas - Oxford Associates LP                                                                           4.0100000%
  Dayton III - Oxford Associates LP                                                                       4.0100000%
  Dayton IV - Oxford Associates LP                                                                       50.0000000%
  Deercross - Oxford Associates LP                                                                       14.3000000%
  Delta Square - Oxford Associates LP                                                                     3.7500000%
  Doyle Associates LDHA                                                                                   0.1000000%
  Eden - Oxford Associates LP                                                                             0.0100000%
  Fayette - Oxford Associates LP                                                                          5.0100000%
  Fisherman's Village - Oxford Associates LP                                                              1.0100000%
  Fountain Place - Oxford Associates LP                                                                   0.0100000%
  Foxfire LDHA                                                                                            0.0000100%
 2Fox Valley - Oxford LP                                                                                 91.6500000%
  Fredericksburg - Oxford Associates LP                                                                   5.0100000%


                                     99.1-16

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------

  Fairfield One - Oxford LP                                                                               0.0100000%
  Florida House - Oxford Associates                                                                       0.1000000%
  Forest Gardens Associates LP                                                                            0.0100000%
  Fox Valley Two - Oxford LP                                                                              0.0100000%
  Garden View - Oxford Associates                                                                         0.1000000%
  Gateway - Oxford Associates LP                                                                          0.0100000%
 *Glenwood - Oxford Housing Association
  Greenbriar - Oxford Associates LP                                                                       0.0100000%
  Greenspring - Oxford Associates LP                                                                      0.0100000%
  Greenville - Oxford Associates LP                                                                       1.0000000%
 *Gwyned Partners, LP                                                                                     1.2500000%
  Henrietta - Oxford Associates LP                                                                        0.0100000%
  Hillsborough - Oxford Associates LP                                                                    25.7575000%
  Home - Oxford Associates LP                                                                             2.5100000%
 *Hunt Club Partners, LLC                                                                                 1.0000000%
  Jacaranda - Oxford LP                                                                                   1.0000000%
  James - Oxford Associates LP                                                                           25.0037500%
  Kettering - Oxford Associates LP                                                                        0.0100000%
  Kenton - Oxford Associates                                                                              1.0000000%
  Kinsey - Oxford Associates                                                                              1.9900000%
  Lynn - Oxford Associates LP                                                                             0.0100000%
  Lakeridge Associates, a California LP                                                                   1.0000000%
  Lansing - Oxford Associates LP                                                                          0.0100000%
 *Largo Partners, LLC                                                                                     1.0000000%
  Laurel - Oxford Associates LP                                                                           0.0010000%


                                     99.1-17

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
  Lee - Oxford Associates LP                                                                              0.0010000%
  Lexington - Oxford Associates                                                                           0.0100000%
  Lima - Oxford Associates                                                                                0.0010000%
  Long Creek - Oxford Associates LP                                                                       0.0100000%
  Longwood - Oxford Associates LP                                                                        45.6250000%
  Massanutten - Oxford Associates LP                                                                      0.0100000%
  Melbourne - Oxford                                                                                      5.0100000%
  Meridian Meadows - Oxford LP                                                                            0.4990000%
 2Middletown - Oxford LP                                                                                 91.6500000%
  Monroe - Oxford Associates LP                                                                           5.0100000%
  Mount Clare - Oxford Associates                                                                         0.0100000%
  Naples - Oxford LP                                                                                      1.0000000%
  Nashua - Oxford Associates LP                                                                           1.0000000%
  New Castle - Oxford Associates                                                                          0.0010000%
  Newington - Oxford Associates LP                                                                        0.0100000%
  North Point - Oxford Associates LP                                                                      1.0100000%
  North Woods - Oxford Associates LP                                                                      0.0100000%
  Oak Park - Oxford Associates LP                                                                         0.0100000%
 1Ocala - Oxford, LP                                                                                     91.6500000%
  Olde Towne Associates LP                                                                                0.0001611%
 *ORP One LLC
 *ORP Two LLC
 *ORP Three LLC
 *ORP Four LLC
  Okemos Station - Oxford Associates                                                                      0.1000000%


                                     99.1-18

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
  Oliver Associates                                                                                       0.0200000%
  Oxford - Columbia Associates LP                                                                         0.0100000%
  Oxford - Kirkwood Associates                                                                            0.0002000%
  Parc Chateau Section I Associates                                                                       1.9900000%
  Parc Chateau Section II Associates                                                                      1.9900000%
 *Peppermill Village - Oxford Associates
  Pine Bluff Associates LP                                                                                0.0100000%
 *ORP I LP                                                                                                1.1796500%
 *Oxford Associates '76                                                                                   0.0010000%
 *Oxford Associates '77                                                                                   0.0010000%
 *Oxford Associates '78                                                                                   0.1000000%
 *Oxford Associates '80                                                                                   0.1000000%
 *Oxford Associates '81                                                                                   0.0010000%
 *Oxford Associates '85                                                                                   0.0100000%
  Oxford Bethesda I                                                                                      50.0000000%
 *Oxford Managers IIIA                                                                                   90.0000000%
 *Oxford Partners V LP                                                                                    1.0000000%
  OTEF II                                                                                                 0.0100000%
  Palm Aire - Oxford LP                                                                                   0.5000000%
  Parham - Oxford Associates                                                                              0.0100000%
  Park North - Oxford Associates                                                                          0.0000033%
  Pebble Point - Oxford Associates LP                                                                     1.0100000%
  Reddman - Oxford Associates LP                                                                          1.0099000%
  Roswell - Oxford Associates LP                                                                         25.7575000%
  Runaway Bay - Oxford Associates LP                                                                      0.0100000%


                                     99.1-19

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
  Runaway Bay II - Oxford Associates LP                                                                   5.0100000%
  Riverwood Associates                                                                                    0.0100000%
  River's Edge Associates LDHA                                                                            0.0100000%
  Schumaker Glen Associates, LP                                                                           0.0100000%
  Somerset - Oxford Associates                                                                            0.1000000%
 *Sugar-Bush - Oxford Associates LP
  Sunnycrest Manor Associates                                                                             0.1000000%
 4San Bruno - Oxford LP                                                                                  91.6500000%
  Scandia Associates LP                                                                                  11.6667000%
 5Schaumburg - Oxford LP                                                                                 91.6500000%
  Seminole Oxford Associates LP                                                                           2.2374000%
  Sharp-Leadenhall - Oxford Associates LP                                                                 0.0100000%
  Singleton - Oxford Associates LP                                                                        2.2374000%
 4Southridge - Oxford LP                                                                                 91.6500000%
  Spartanburg - Oxford Associates LP                                                                      1.0000000%
  Spyglass - Oxford Associates LP                                                                         0.0100000%
  St. Mary's - Oxford Associates LP                                                                       0.0100000%
 2Tidewater - Oxford LP                                                                                  91.6500000%
 4Travis One - Oxford LP                                                                                 91.6500000%
  The Chimneys - Oxford Associates                                                                        0.1000000%
  The Courtyard - Oxford Associates                                                                       0.1000000%
  The Terraces Associates                                                                                 0.1000000%
  Trinity - Oxford Associates                                                                             1.0100000%
  Underwood - Oxford Associates LP                                                                        0.0100000%
  Village Oaks - Oxford Associates LP                                                                     0.0100000%


                                     99.1-20

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)




  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
 *Waters Landing LLC                                                                                      1.0000000%
  Westchester - Oxford LLC                                                                                0.0200000%
 4Westridge - Oxford LP                                                                                  91.6500000%
 1Williamsburg                                                                                           91.6500000%
  Wind Drift - Oxford Associates LP                                                                       1.0100000%
  Windridge - Oxford Associates LP                                                                        2.0100000%
  Woods Edge - Oxford Associates LP                                                                       1.0000000%
  Woodland Hills - Oxford Associates                                                                      0.1000000%


  The limited partnership interests and the ownership percentages are as follows:


  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
  Abington - Oxford Associates LP                                                                         3.8000000%
  Akron Nursing - Oxford Associates LP                                                                    0.0001000%
  Allentown - Oxford Associates LP                                                                        8.5500000%
  Augusta - Oxford Associates LP                                                                          6.3000000%
  Bent Tree II - Oxford Associates LP                                                                     0.2970000%
  Bent Tree III - Oxford Associates LP                                                                    8.1000000%
  Bethel Columbus - Oxford Associates LP                                                                  0.9000000%
  Blue Ash - Oxford Associates LP                                                                         0.9000000%
  Brandermill - Oxford Associates LP                                                                      0.9000000%
  Brandon - Oxford Associates LP                                                                          9.9000000%
  Briarcliffe - Oxford Associates LP                                                                     12.2142860%


                                     99.1-21

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
  Carpenter - Oxford Associates II, LP                                                                    7.0875000%
  Casselberry - Oxford Associates LP                                                                      0.0776933%
 *Chantilly Partners LP                                                                                   1.0000000%
  Charleston - Oxford Associates LP                                                                       1.0631250%
  Chickasaw - Oxford Associates LP                                                                        4.9200000%
  Chimneytop - Oxford Associates LP                                                                       4.0714290%
  Cincinnati - Oxford Associates LP                                                                       0.2970000%
  Cloverlane Four - Oxford Associates LP                                                                 54.6480000%
  Columbus III - Oxford Associates LP                                                                     6.0100000%
  Couch - Oxford Associates LP                                                                            0.9000000%
  Dallas - Oxford Associates LP                                                                           6.6937500%
  Dayton III - Oxford Associates LP                                                                       0.9000000%
 *Dutton Partners
  Delta Square - Oxford Associates LP                                                                    10.1250000%
  Farmingdale - Oxford Associates LP                                                                      1.3680560%
  Fayette - Oxford Associates LP                                                                          5.0625000%
  Fredericksburg - Oxford Associates LP                                                                   4.3902440%
  Greensboro - Oxford Associates LP                                                                      11.0526320%
  Greenville - Oxford Associates LP                                                                       1.0676250%
 *Gwyned Partners LP
  Home - Oxford Associates LP                                                                             3.1666670%
 *Hunt Club Partners, LLC
  Kettering - Oxford Associates LP                                                                        1.1875000%
  Kings - Oxford Associates LP                                                                            0.9500000%
  Kirkman - Oxford Associates LP                                                                          0.9500000%


                                     99.1-22

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
  Lake Ridge - Oxford Associates LP                                                                       7.0875000%
  Lakeridge Associates, a California LP                                                                   4.9200000%
  Lantana - Oxford Associates LP                                                                          4.9200000%
 *Largo Parnters, LLC
  Lexington - Oxford Associates LP                                                                        0.1033980%
  Lima - Oxford Associates LP                                                                             3.2270740%
  Long Creek - Oxford Associates LP                                                                      12.2142860%
  Longwood - Oxford Associates LP                                                                        33.7500000%
  Melbourne - Oxford Associates LP                                                                        0.7758620%
  Meridian Meadows - Oxford Associates LP                                                                49.4010000%
  Nashua - Oxford Associates LP                                                                           5.5601000%
  New Castle - Oxford Associates LP                                                                       3.2270740%
  Newport - Oxford Associates LP                                                                          7.0875000%
  North Woods - Oxford Associates LP                                                                      0.1033980%
  ORP                                                                                                     0.0050000%
  OMEGA                                                                                                   0.0947000%
  Oxford Managers I                                                                                       7.3051580%
  Oxford Managers II                                                                                     16.5679090%
  Oxford Partners IV                                                                                     19.8000000%
  Oxford Partners V                                                                                      58.4160000%
  Palm Beach - Oxford Associates LP                                                                      10.1250000%
  Pinellas - Oxford Associates LP                                                                         7.0875000%
  Renaissance - Oxford Associates LP                                                                      2.7142860%
  Runaway Bay - Oxford Associates LP                                                                      0.1033980%
  Runaway Bay II - Oxford Associates LP                                                                   5.0625000%


                                     99.1-23

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



  NOTE 4 - INVESTMENT IN REAL ESTATE PARTNERSHIPS (Continued)

  Partnership                                                                                  Ownership percentage
  -----------                                                                                  --------------------
  Salem - Oxford Associates LP                                                                            2.7000000%
  Seminole - Oxford Associates LP                                                                         8.3077500%
  Singleton - Oxford Associates LP                                                                        6.5834500%
  St. Mary's - Oxford Associates LP                                                                       2.7000000%
  Suntree - Oxford Associates LP                                                                          7.2000000%
  Travis One - Oxford LP                                                                                  1.4000000%
 *Waters Landing Partners LLC
  Wickford - Oxford Associates LP                                                                         2.7142860%
  Windridge - Oxford Associates LP                                                                        1.1875000%

 *Certain mid-tier entities have interests in this entity.

 11999 ownership percentages. Ownership percentage changed to 32.5% in 2000.

 21999 ownership percentages. Ownership percentage changed to 25.7575% in 2000.

 31999 ownership percentages. Ownership percentage changed to 41.875% in 2000.

 41999 ownership percentages. Ownership percentage changed to 25.75075% in 2000.

 51999 ownership percentages. Ownership percentage changed to 25.75755% in 2000.



                                     99.1-24

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 4 - Investment in Real Estate Partnerships (continued)

     Summarized financial information related to the Partnerships which the Oxford Group accounts for under the equity method is as follows:

                                                       December 31,       August 31,
                                                          1999               2000
                                                     ---------------    ---------------
                                                                          (unaudited)
Real estate                                          $   674,769,527    $   660,632,126
Other assets                                             108,433,723        106,170,551
                                                     ---------------    ---------------
   Total assets                                      $   783,203,250    $   766,802,677
                                                     ===============    ===============
Mortgage and other debt                              $ 1,105,509,824    $ 1,097,653,032
Other liabilities                                        112,247,580        116,811,996
                                                     ---------------    ---------------
                                                       1,217,757,404      1,214,465,028
Partners' deficit                                       (434,554,154)      (447,662,351)
                                                     ---------------    ---------------

   Total liabilities and partners' deficit           $   783,203,250    $   766,802,677
                                                     ===============    ===============

                                                                   Period ended
                                         Year ended                 August 31,
                                        December 31,     ---------------------------------
                                            1999               2000              1999
                                      ---------------    ---------------   ---------------
                                                                     (unaudited)
Revenues                              $   245,816,016    $   171,407,154   $   137,480,853

Expenses                                  253,544,388        171,249,558       138,598,563
                                      ---------------    ---------------   ---------------

Net income (loss)                     $    (7,728,372)   $       157,596   $    (1,117,710)
                                      ===============    ===============   ===============

Oxford Group's share of net
   income (loss)                      $      (295,372)   $       180,671   $      (241,862)
                                      ===============    ===============   ===============



                                    99.1-25

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 5 - SECURED NOTES PAYABLE

     The Affiliated Partnerships have entered into various mortgage agreements. These are obligations of the Partnerships and are nonrecourse to the general partner unless otherwise disclosed. The mortgages are as follows:

                                                                                     December 31,           August 31,
                                                                                         1999                  2000
                                                                                     -------------         -------------
                                                                                                             (unaudited)
     Mortgages payable in the aggregate original amount of $16,300,000, payable to various financial institutions. The notes provide for monthly payments of principal and interest, including interest at rates ranging from 8.45% -
     10% and maturing at various dates from January 2004 through June 2005. Two of the notes include balloon payments at maturity in the aggregate amount of $9,502,000. The liability of the partnership under the mortgages is limited to the property and equipment collateralizing the notes, lender assignment of rents and leases and other amounts deposited with the
     lenders.                                                                        $  15,068,206         $  14,885,182

     Mortgages payable in the aggregate amounts of $116,717,600 (A notes) and $127,206,576 (B notes), payable to a financial institution, as trustee, and financed through tax-exempt bonds issued by various municipalities. The A notes provide for monthly payments of interest, quarterly payments of principal commencing April 15, 2000, interest rates adjusted each January, March, November and December, the anniversary dates of the bonds (4.0% -
     5.12% and 4.87% - 5.54% at December 31, 1999 and August 31, 2000,
     respectively) with a maximum annual rate of 5.6%, and maturity on November
     1, 2026. The B notes provide for monthly payments of interest only to the extent the partnerships have available cash flow (as defined), interest rates that are determined as




                                    99.1-26

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 5 - SECURED NOTES PAYABLE (Continued)


                                                                                      December 31,          August 31,
                                                                                         1999                   2000
                                                                                     -------------         -------------
                                                                                                             (unaudited)
     the differences between the combined rates (4.61% - 8.38% and 5.11% - 8.38%
     at December 31, 1999 and August 31, 2000, respectively) on the A and B notes and the interest expense on the A notes, interest rate adjusted annually, any accrued and unpaid interest is noninterest bearing and various maturity dates from November 2006 through March 2007. The mortgages are collateralized by a first mortgage lien on the property and an assignment of rents and leases.

     Through February 14, 1998, the bonds issued to finance the A and B notes in the aggregate amounts of $64,116,450 and $50,514,521, respectively, were held by Oxford Tax Exempt Fund II ("OTEF II"), an affiliate. On February
     14, 1998, OTEF II, in a transaction with three of the Operating
     Partnerships, securitized the A notes and retained interest in the B notes.
     Pursuant to the securitization, the interest on the A notes was reset to the interest at the Public Securities Association ("PSA") weekly floating bond rate plus 90 basis points (4.52% and 4.23% at December 31, 1999 and
     August 31, 2000, respectively). Because the combined rate is still in effect for the A and B notes, the B notes interest expense is adjusted for the effect of rate change on the A notes. The effective rates of interest on the B notes ranged from 8.15% - 12.5% and 6.95% - 10.6% through December
     31, 1999 and August 31, 2000, respectively. All other terms of the mortgage
     notes remain the same.                                                          $ 243,924,176         $ 242,980,792

                                    99.1-27

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 5 - SECURED NOTES PAYABLE (Continued)

                                                                                      December 31,          August 31,
                                                                                         1999                   2000
                                                                                     -------------         -------------
                                                                                                             (unaudited)
     First mortgages in the aggregate amount of $59,440,000, financed by tax-exempt bonds issued by various housing agencies, with rates ranging from 5.6% - 7.71% and various maturity dates from December 2009 through
     February 2011. Two of the operating partnerships are also subject to second
     mortgages which are subject to surety bonds.                                    $  59,440,000         $  59,440,000
                                                                                     -------------         -------------

     Mortgages payable in the aggregate original amount of $34,770,000, financed though tax-exempt bonds issued by various municipalities and housing agencies and held by OTEF II, with rates of 8.25%, contingent interest from cash flow up to 7.75% and maturing in November 2009. In November 1999, the bonds were remarketed, resulting in changes in the base mortgage interest rates to rates ranging from 7.49% - 9% and the prospective elimination of the contingent interest provisions. The mortgages are collateralized by a first mortgage lien on the property and an assignment of rents and leases.

     As a result of the remarketing of the bonds, all of the prior years'
     contingent and deferred interest as of December 31, 1999 became immediately due. The Operating Partnerships executed demand notes to OTEF II in the aggregate amount of $14,014,653. The demand notes provide for interest to be computed at the short-term Applicable Federal Rate ("AFR") in effect each month and monthly payments on the demand notes from available cash
     flow after payment of the base mortgage interest.                                  34,770,000            34,770,000



                                     99.1-28

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 5 - SECURED NOTES PAYABLE (Continued)

                                                                                      December 31,          August 31,
                                                                                         1999                   2000
                                                                                     -------------         -------------
                                                                                                             (unaudited)
     Mortgages payable which were refinanced during 1999 in the aggregate original amounts of $26,990,000 payable to various financial institutions.
     The new notes provide for monthly payments of principal and interest at interest rates ranging from 7.87% - 7.92% and maturing at various dates from August 2009 through October 2009. The liability of the partnerships under the mortgages is limited to the underlying value of the property and equipment collateralizing the loans and the assignment of leases, rents and security deposits. One such mortgage payable requires a deposit into an operating deficit escrow in the amount of $300,035 which will be released
     when the respective property achieves certain debt service coverage ratios.     $  26,934,067         $  26,797,981
                                                                                     -------------         -------------
                                                                                     $ 380,136,449         $ 378,873,955
                                                                                     =============         =============

The mortgage payable principal repayment schedule for the five years following December 31, 1999 is as follows:

                               Year ending December 31, 2000        $  1,910,200
                                                        2001           2,526,500
                                                        2002           2,686,400
                                                        2003           2,856,569
                                                        2004          12,414,766

     Under various agreements with the above lenders, the properties are required to make monthly escrow deposits for taxes, insurance and replacement of project assets, and are subject to restrictions as to operating policies, rental charges, operating expenditures and distributions to partners.


                                    99.1-29

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 6 - UNSECURED SHORT-TERM FINANCING

     Obligations to unsecured creditors at December 31, 1999 and August 31, 2000 totaled $373,461. Unsecured obligations are evidenced by promissory notes, are noninterest bearing and payable in annual, quarterly or monthly installments.

NOTE 7 - NOTES PAYABLE TO AFFILIATES

     Notes payable to affiliates include the following:

                                                       December 31,      August 31,
                                                          1999             2000
                                                     ---------------   ---------------
                                                                         (unaudited)
Corporate debt                                       $    42,214,478   $    42,296,542
Subordinated notes payable to the shareholders            15,358,671        14,908,672
Working capital loans                                      2,766,520         2,766,520
Demand notes payable to OTEF                              13,676,627        14,108,424
Other notes payable                                           20,665            20,665
                                                     ---------------   ---------------
                                                     $    74,036,961   $    74,100,823
                                                     ===============   ===============

     OHC has corporate debt payable from OHC's cash flow after certain priority payments were made. In connection with the Restructuring, the debt was restructured into several tranches held by affiliates of Merrill Lynch, AIMCO/NHP, and a trust for the benefit of certain officers and directors of ORFG ("Trust"). On October 1, 1999, $450,000 was paid to the Trust. ORFG acts as the collateral agent pursuant to an intercreditor agreement. Interest accrues at base rates ranging from 6% to 10% per annum, with contingent interest due on a portion of the debt. At December 31, 1999 and August 31, 2000, the remaining principal balance is $42,214,478 and $42,296,542, respectively. Accrued interest at December 31, 1999 and August 31, 2000 is $28,438,526 and $35,498,603, respectively. On December 10,
     2008, $1,500,000 of the principal balance matures and the remaining balance matures on December 10, 2013.



                                    99.1-30

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 7 - NOTES PAYABLE TO AFFILIATES (Continued)

    The subordinated notes payable to the shareholder consist of the following:

                                  December 31,        August 31,
                                      1999               2000
                                 ---------------   ---------------
                                                     (unaudited)
Pre December 31, 1987            $     6,950,600   $     6,950,600
Post December 31, 1987                 3,033,071         3,033,072
Noninterest bearing advance            5,375,000         4,925,000
                                 ---------------   ---------------

                                 $    15,358,671   $    14,908,672
                                 ===============   ===============

     The pre-December 31, 1987 subordinated notes payable represent amounts that were advanced to Oxford in order to fund general business requirements. The payment of principal and interest on these notes is subordinated to payments required with respect to Oxford's corporate debt. This note is pledged by the holder as collateral for a portion of the corporate debt.

     The post-December 31, 1987 subordinated notes payable represent amounts advanced to Oxford for the primary purpose of paying principal and interest on Oxford's corporate debt. The payment of principal and interest is subordinated to the payments due under the corporate debt. This note is pledged by the holder as collateral for a portion of the corporate debt.

     In connection with the corporate debt restructuring on October 13, 1989, $5,825,000 of non-interest bearing advances were made by Oxford's sole common stockholder. As part of the Restructuring, this subordinated note has a priority of payment concurrent with the note payments due under Oxford's corporate debt.

     Accrued interest at December 31, 1999 and August 31, 2000 is $20,011,011 and $21,882,808, respectively.



                                    99.1-31

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 7 - NOTES PAYABLE TO AFFILIATES (Continued)

     An affiliate of the Oxford Group has made working capital loans and advances and operating deficit loans to several of the Affiliated Partnerships. The balance of these loans and advances at December 31, 1999 and August 31, 2000 is $2,766,520 and $2,766,520, respectively. The loans and advances bear interest at the prime rate of interest plus 1% (9.5% and 10.5% at December 31, 1999 and August 31, 2000, respectively). These balances are repayable from distributable net cash flow of the Affiliated Partnerships or from proceeds from sale of the rental property or refinancing of the related debt.

     As a result of the remarketing of bonds on two of the Affiliated Partnerships, all of the prior years' contingent and deferred interest as of December 31, 1999 became immediately due. The Affiliated Partnerships executed a demand note to OTEF II in the amount of $14,014,653, which represents the current year's and all prior years' unpaid contingent and deferred interest. The provisions of the demand note provide for: (a) interest to be computed at the short-term Applicable Federal Rate ("AFR") in effect for each month, and (b) monthly payments on the note from available property cash flow after payment of debt service on the first mortgage note. The balance of the demand note at December 31, 1999 and August 31, 2000 is $13,676,627 and $14,108,424, respectively.

     A note is payable to an affiliate, the proceeds of which were used to acquire a general partner interest in a partnership that owns interest in another affiliate which, in turn, owns four apartment communities. The note bears interest at a rate of one percent over the prime rate published in the Wall Street Journal (9.5% and 10.5% at December 31, 1999 and August 31, 2000, respectively), to be adjusted semi-annually beginning June 30, 1995. Payments will be made semi-annually by the subsidiary to the extent of its available cash flow. The total note balance at December 31, 1999 and August 31, 2000 is $20,665.



                                    99.1-32

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 8 - COMMON STOCK

    Common stock both at December 31, 1999 and August 31, 2000 consisted of the following:

Oxford Holding Corporation
    Common stock,  $.01 par value per share,  1,000 shares  authorized,
    issued and outstanding                                                                            $     10

Oxford Equities Corporation III
    Common stock, $1 par value per share, 1,000 shares authorized,  100
    shares issued and outstanding                                                                          100

Oxford Realty Financial Group, Inc.
    Common stock:
        Class A voting, $.01 par value per share, 1,000 shares
        authorized, issued and outstanding                                      $        10
        Class B non-voting, $.01 par  value per share, 750 shares
        authorized, issued and outstanding                                                8
        Class C non-voting, $.01 par value per share, 1,000 shares
        authorized, issued and outstanding                                               10                 28
                                                                                -----------

Various Subchapter S corporations
    Common stock, $.01 par value per share,  34,000 shares  authorized,
    3,400 shares issued and outstanding                                                                     34
                                                                                                      --------
                                                                                                      $    172
                                                                                                      ========

NOTE 9 - NOTES RECEIVABLE ON COMMON STOCK PURCHASES

     Promissory notes totaling $80,358 were executed with various shareholders in exchange for the issuance of shares of common stock. The notes were noninterest bearing and were due and payable on December 31, 2001. In connection with the disposition of assets (see note 17), the notes were cancelled.



                                    99.1-33

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



NOTE 10 - INCOME TAXES

    The components of the provision for income taxes (benefit) for the year ended December 31, 1999 and the eight months ended August 31, 2000 and 1999 are summarized as follows:

                                              Year ended       Period ended       Period ended
                                             December 31,       August 31,        August 31,
                                                 1999              2000              1999
                                           ---------------    ---------------   ---------------
                                                                (unaudited)       (unaudited)
Deferred taxes (benefit)
    Federal                                $       (98,072)   $     1,292,866   $       (73,554)
    State                                          (21,452)           282,815           (16,089)
                                           ---------------    ---------------   ---------------

Provision for income taxes (benefit)       $      (119,524)   $     1,575,681   $       (89,643)
                                           ===============    ===============   ===============

     The following table summarizes the deferred tax assets and liabilities related to the Oxford Group's net operating loss carryforwards (NOLs) and temporary book-tax differences. The NOLs expire through 2019.

                                                         December 31, 1999  August 31, 2000
                                                         -----------------  ---------------
                                                                               (unaudited)
Deferred tax assets:
    Net operating loss carryforwards                      $    27,974,000   $    27,974,000
    Write down of notes and accounts receivable                32,177,000        32,662,000
    Other temporary differences between book and tax               22,000            22,000
                                                          ---------------   ---------------

Total deferred tax assets                                      60,173,000        60,658,000
                                                          ---------------   ---------------

Deferred tax liabilities:
    Investments in real estate partnerships                    44,580,000        47,203,000
    Accrued interest                                            8,828,000         8,266,000
                                                          ---------------   ---------------

Total deferred tax liabilities                                 53,408,000        55,469,000
                                                          ---------------   ---------------

Net deferred tax asset                                    $     6,765,000   $     5,189,000
                                                          ===============   ===============



                                    99.1-34

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 11 - GOVERNMENT CONTRACTS

     Several properties owned by the Affiliated Partnerships and a substantial portion of the properties and units of the Partnerships as of December 31, 1999, are affordable properties and units. A substantial portion of the affordable properties were built or acquired with the assistance of programs administered by the United States Department of Housing and Urban Development ("HUD") that provide mortgage insurance, favorable financing terms, or rental assistance payments to the owners. As a condition to the receipt of assistance, rents on these properties are limited to amounts approved by HUD. For the past several years, various proposals have been advanced by HUD, the Congress and others proposing the restructuring of
     Section 8 of the United States Housing Act of 1937 ("Section 8"). These proposals generally seek to lower subsidized rents to market levels and to lower the required debt service costs as needed to ensure financial viability at the reduced rents, but vary greatly as to how that result is to be achieved. Some proposals include a phase-out of project-based subsidies on a property-by-property basis upon expiration of a property's Housing Assistance Payments Contract ("HAP Contract"), with a conversion to a tenant-based subsidy. Under a tenant-based system, rent vouchers would be issued to qualified tenants who then could elect financial viability to pay the difference between the selected property's monthly rent and the value of the voucher, which would be established based on HUD's regulated fair market rent for that geographic area.

     Congress has not yet accepted any of the restructuring proposals and instead has elected to renew expiring Section 8 HAP Contracts for one year terms, generally at existing rents. While the Oxford Group does not believe that the proposed changes would result in a significant number of tenants relocating, there can be no assurance that the proposed changes would not significantly affect the Oxford Group or the Partnerships. Furthermore, there can be no assurance that changes in Federal subsidies will not be more restrictive than currently proposed or that other changes in policy could occur. Any such changes could have an adverse effect on the Oxford Group's occupancy rates and revenues of the Oxford Group's Affiliated Properties and/or properties in which the Oxford Group has an ownership interest.


                                    99.1-35

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 12 - EXTRAORDINARY ITEM

     The extraordinary item for the year ended December 31, 1999 consists of prior years' contingent interest expense payable to OTEF II under the terms of the original mortgage debt with an Affiliated Property. The Affiliated Property had not recorded any contingent interest expense in prior years due to the respective payment not being probable. Upon remarketing of the underlying bonds in November 1999, all of the prior year's contingent and deferred interest became immediately due. In November 1999, the Affiliated Property executed a demand note to OTEF II in the amount of $8,833,577, which represents the current year's and all prior years' unpaid contingent and deferred interest. Management believes the partnership will have sufficient cash flow available to repay the demand note. As a result of the remarketing of the bonds, the Affiliated Property recorded the entire $8,833,577 in the current year. $7,883,150 represents the portion of contingent interest applicable to prior years.

NOTE 13 - CONCENTRATION OF CREDIT RISKS

     The Oxford Group has cash balances at various financial institutions and financial advisors. These deposits are insured by the Federal Deposit Insurance Corporation up to $100,000 and Securities Investor Protection Corporation for $500,000. Management does not believe there is any risk of losses in these accounts.

NOTE 14 - RELATED PARTY TRANSACTIONS

     Management and Consulting Service Fees

     ORFG has a service agreement with NHP Management Company and certain affiliates. In exchange for providing certain services, the Corporation earns servicing fees in an amount equal to 25.41% of all fees earned by NHP Management Company, with respect to certain properties. The fees collected by NHP Management Company are primarily based on a percentage of rents collected and are paid on a current basis.


                                    99.1-36

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 14 - RELATED PARTY TRANSACTIONS (Continued)

     Servicing Agreement

     ORFG has entered into a Servicing Agreement with ORFG Operations, L.L.C. ("ORFG OPS") whereby ORFG OPS subcontracts employee and other services to ORFG to perform asset management services to operating partnerships in which affiliates of OHC and/or ORFG are limited or general partners. Under this agreement, ORFG OPS receives reimbursement of all costs incurred and an incentive fee, as determined by the Board of Directors of ORFG.

NOTE 15 - COMMITMENTS AND CONTINGENCIES

     Guarantees and Indemnifications

     Commitments and contingencies include the following obligations and rights of OHC with respect to its investment in the Affiliated Partnerships:

     a) Obligations to fund certain operating deficit and working capital requirements to Affiliated Partnerships. These obligations vary widely with respect to the terms of the obligations, limitation of amounts and provision for recovery.

     b) Obligation of OHC Affiliates to fund certain collateral security accounts required by the lenders in connection with debt restructuring.

     In addition to the liabilities reflected on the combined balance sheets, the Oxford Group is guarantor of, or has agreed to indemnify others with respect to, losses relating to certain activities and transactions.

     ORFG has guaranteed certain obligations totaling $19,040,154 and $18,907,328 at December 31, 1999 and August 31, 2000, respectively, of two affiliated limited partnerships under applicable mortgage documents entered into with the Federal National Mortgage Association. The Corporation does not believe that it has a material risk of liability under these guarantees.

     Obligation of OHC Affiliates exists to fund certain collateral security accounts required by the lenders in connection with debt restructuring.


                                    99.1-37

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

     Litigation

     In the normal course of business, the Oxford Group is a party to various legal actions and claims. In the opinion of management, based on advice of counsel, the resolution of these actions and claims will not have a material adverse effect on the financial position or results of operations.

     OHC and certain of its affiliates are parties to litigation which, adversely resolved either individually or in the aggregate, could have a material impact on OHC's financial position or its results of operations. This litigation includes investor litigation, former employee litigation and insurance litigation. Management does not believe there is any litigation of such types which will have a material effect on the financial statements.

     Leases

     ORFG exercised an option to extend its lease for an additional 7-1/2 year term at an annual base rent of $858,336 effective January 1, 2001, with annual increases of 3% per year. Rent expense for the year ended December 31, 1999 and the eight months ended August 31, 2000 and 1999 was $468,644, $358,641 and $308,745, respectively.

     Minimum lease payments for the next five years and thereafter are as follows:

                  2000                                    $       568,945
                  2001                                            858,336
                  2002                                            884,086
                  2003                                            910,609
                  2004                                            937,927
                  2005 through 2008                             3,513,832
                                                          ---------------
                           Total                          $     7,673,735
                                                          ===============



                                    99.1-38

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)



NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

     Real Estate, General Partner and Liquidity Risks

     Real property investments are subject to varying degrees of risk. The yields available from equity investments in real estate depend on the amount of income generated and expenses incurred. The Oxford Group's income and cash flows from the Affiliated Partnerships and its real estate equity investments may be adversely affected by the general economic climate, local conditions such as oversupply of apartments or a reduction in demand for apartments in the area, the attractiveness of the properties to tenants, competition from other available apartments, the ability of the properties' managers to provide adequate maintenance and insurance, and increases in operating costs (including real estate taxes). The Oxford Group's income and cash flows from the Affiliated Partnerships and its real estate investments would also be adversely affected if a significant number of tenants were unable to pay rent or apartments could not be rented on favorable terms. Certain significant expenditures associated with real property investments (such as debt service, real estate taxes and maintenance costs) generally are not reduced when circumstances cause a reduction in income from the investments. In addition, income and cash flows from properties and real estate values are also affected by such factors as applicable laws, including tax laws and interest rates. Under the general principles of partnership law, a general partner in a limited partnership may, under certain circumstances, have liabilities beyond its original investment to third parties affiliated and doing business with the partnership.

     Aside from cash flow generated by the Affiliated Partnerships, the Oxford Group's liquidity is dependent primarily on partnership distributions and proceeds from sales and refinancings of real estate owned by partnerships in which the Oxford Group has an equity investment.


                                    99.1-39

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 15 - COMMITMENTS AND CONTINGENCIES (Continued)

     Accrued Incentive Compensation

     Oxford has a number of employee incentive compensation agreements; however, the payment of incentives is subject to numerous contingencies and conditions. OHC has not fully measured the amount of allowable reductions or forfeitures, nor has it determined the extent to which any reductions or forfeitures would be applied. Under the terms of these plans and certain agreements, the holders of all claims have been economically subordinated to the repayment in full by OHC and its subsidiaries of, among other things, all principal and accrued but unpaid interest on OHC's long-term debt. As a result, Oxford has not recorded any liabilities related to these employee incentive compensation agreements.

NOTE 16 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Oxford Group adopted SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," as of December 31, 1995. SFAS No. 107 requires disclosure of the fair value of financial instruments when fair value is estimable. The estimated fair value of the financial instruments has been determined based on pertinent information available to management and appropriate valuation methodologies. The carrying amounts of cash and cash equivalents, receivables, deposits, accounts payable and accrued expenses approximate fair value because of the short-term maturities of those items. In addition, notes receivable have been recorded at fair value using estimated discounted cash flows in accordance with SFAS No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The carrying amount of the Oxford Group's several notes payable and notes payable to affiliates are considered to approximate fair value as the related interest rates are variable and change with market interest rates, or are fixed rates but have been issued in connection with affordable housing authorities and therefore their fair value is not considered practicable to estimate. In the opinion of management, the fair value of the Oxford Group's financial instruments is not materially different from the carrying value shown in the accompanying combined financial statements.


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

      Oxford Holding Corporation and Subsidiaries, Oxford Realty Financial
        Group, Inc. and Subsidiaries, ZIMCO Entities and Oxford Equities
                                 Corporation III

               NOTES TO COMBINED FINANCIAL STATEMENTS - CONTINUED

                                December 31, 1999
             (Amounts and disclosures as of August 31, 1999 and 2000
               and for the eight months then ended are unaudited)


NOTE 17 - DISPOSITION OF ASSETS

     On June 28, 2000, Apartment Investment and Management Company ("AIMCO") and AIMCO Properties, L.P. ("AIMCO OP") and the principals of Oxford Realty Financial Group, Inc. entered into definitive agreements pursuant to which AIMCO acquired on September 20, 2000, all of the stock and interest held by officers and directors in the entities which own and control the Oxford properties, including the Oxford Group, for $328 million. The Oxford properties are 167 apartment communities including 36,949 units, located in 18 states. The properties are owned by 165 separate partnerships.



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